本文件并不构成要约出售或要约征求购买任何美国证券，也不构成在根据相关证券法律注册或取得资格之前为非法行为的在美国任何州的任何出售或要约收购此证券。

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States nor will there be any such sale or purchase of securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws.

阿克逊动力国际有限公司/乾碳国际有限公司/风帆有限责任公司
三方意向书
2017 年 5 月 23 日

AXION POWER INTERNATIONAL, INC. / LCB INTERNATIONAL INC./FENGFAN CO., LTD. TRI-PARTY LETTER OF INTENT

May 23, 2017

阿克逊动力国际有限公司 (Axion Power International Inc.)，一家美国特拉华州注册公司，位于美国宾夕法尼亚州纽卡斯尔市柯罗佛路 3601 号，（简称"Axion"）；乾碳国际公司（LCB International Inc.），一家英属维京群岛注册的公司，主要办公地址：中国上海松江区赵昆公路 3958 弄 天马乡村俱乐部壹号（简称"LCB"）；和风帆有限责任公司，一家中国公司，主要营业地址为中国河北省保定市富昌路 8 号公司（简称"风帆"），于 2017 年 5 月 23 日签署此意向书（"意向书"）。Axion，LCB 和风帆同意尽最大努力真诚地就战略伙伴关系的明确条款及条件进行谈判。Axion 将其全部碳铅电池技术（称"技术"）在中华人民共和国，台湾，澳门和香港的知识产权包出售给 LCB 及风帆，在北美（美国，加拿大，墨西哥，统称"地区"）授予 LCB 及风帆非独家许可授权。本意向书制定了上述商业安排的框架。

Axion Power International, Inc., a Delaware corporation, with an address of 3601 Clover Lane, New Castle, PA 16105, ("Axion"), LCB, a BVI company with principal business address of No. 1 Tianma Country Club, Zhao Kun Road No. 3958, Song Jiang District, Shanghai, China 201603 ("LCB") and Fengfan Co., Ltd., a China corporation with a principal business address of 8 Fuchang Road, Baoding, Hebei, China ("Fengfan") hereby enter into this letter of intent ("LOI"), as of this 23rd day of May, 2017. Axion, LCB and Fengfan agree to use best efforts to negotiate in good faith the definitive terms and conditions of a strategic partnership incorporating the sale to LCB/Fengfan of the entire intellectual property portfolio of the Axion's PbC technology ("Technology") in the People's Republic of China, Taiwan, Macao and Hong Kong and a non-exclusive license in North America (USA, Canada, Mexico; collectively, "Territory") based on the commercial arrangement framework set forth in this LOI.

基于双方在此的约定的阐述，及其他有价值的考量，特此充分确认，各方对本意向书达成如下协议：

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this LOI hereby agree as follows:

I) 授权范围

I) License Scope:

1）出售 Axion 中国知识产权包（大中华区--中国大陆，台湾，香港，澳门）给风帆。

1) Sale of the Axion's China IPR Package (Greater China – China mainland, Taiwan, Hong Kong, Macau) to Fengfan. .

a. 中国知识产权包 – Axion 所有的中国专利（已获批及在申请中的），商标，版权，商业秘密及专有技术知识。此知识产权包是关于碳负极及碳铅电池的设计和制造，及碳铅电池的应用及 Axion 拥有的及可授权的未来对碳铅技术的改进知识产权。Axion 公司也应在没有授权 LCB 和风帆碳铅电池技术的世界其它各地区, 通过另一 Axion， LCB， 和风帆三方签署的授权协议，获得由 LCB 和风帆开发并拥有的的碳铅电池技术的所有未来的技术改进知识产权的非排它性永久使用权。

a. The China IPR Package – All Axion China patents (granted or in application), trademarks, copyrights, trade secrets and know-hows regarding the design and manufacturing of carbon negative electrodes, PbC batteries and the applications of the PbC batteries, the future improvements of the PbC technology owned by Axion as well as any and all IP rights that are licensable by Axion . Axion shall have the non-exclusive perpetual license to use all future improvements of the PbC technology developed and owned by LCB and Fengfan to use in parts of the world where LCB and Fengfan don't have Axion's PbC technology license via a separate license agreement among Axion, LCB and Fengfan.

b.风帆将持有中国知识产权包的所有权和北美碳铅电池技术许可非排它性权利。

b. Fengfan to hold ownership of the China IPR Package and the license of the non-exclusive rights to the PbC Technology in North America.

c. 风帆和 LCB 同意在中国成立一家中外合资企业，来实现碳铅电池全球产业化。该合资企业由风帆控股，LCB 参股。

c. Fengfan and LCB have agreed to set up a Sino-foreign joint venture (JV) in China to commercialize the PbC technology around the globe. Fengfan will be the controlling shareholder and LCB the minority shareholder of the JV.

d. 在风帆支付给 Axion 三百万美元技术前期付款的当即，风帆将立即获得全面和清晰的 Axion 中国知识产权包的产权和所有权。在不严重违反基于本意向书的三方最终协议前提条件下，风帆还将持续拥有 Axion 北美知识产权包的不可撤销的和永久的非独家许可。

d. Fengfan will gain full and clear ownership and title in and to all the China IPR Package immediately upon full payment of the $3,000,000 up-front technology fee to Axion. Fengfan will also retain the irrevocable and perpetual non-exclusive license of the NA (North America) IPR Package as long as it is not in material breach of the tri-party definitive agreement based on this LOI.

2) 北美知识产权包（北美- 加拿大，美国，墨西哥）的不可撤销的非独家许可。

2) Irrevocable and non-exclusive license of the NA IPR Package (North America -- Canada, USA, Mexico).

a.北美知识产权包 - 正如上文 1）d）所述，Axion 将授予风帆不可撤销的非独家技术许可。此知识产权包是关于碳负极及碳铅电池的设计和制造，及碳铅电池的应用的 Axion 所拥有全部北美地区专利（已授权或正在申请中），商标，版权，商业秘密和专有技术知识及 Axion 所拥有的未来对碳铅技术的改进知识产权。

a. The NA IPR Package –As stated under 1)d) above, Axion will grant to Fengfan an irrevocable and non-exclusive license in and to all Axion North American patents (granted or in application), trademarks, copyrights, trade secrets and know-hows regarding the design and manufacturing of carbon negative electrodes, PbC batteries and the applications of the PbC batteries as well as the future improvements of the PbC technology owned by Axion as well as any and all IP rights that are licensable by Axion.

b. Axion 公司将授予风帆碳铅电池技术在欧洲，俄罗斯，拉美及非洲所有于三方签署最终协议后十八个月未与 Axion 建立独家许可的地区的不可撤销的非独家许可。

b. Axion will grant Fengfan an irrevocable and non-exclusive license to the PbC technology IPR's for any or all regions of Europe, Russia, Latin America and Africa where Axion has not signed an exclusive license agreement with another third party licensee 18 months following the signing/execution of the Final Definitive Tri-Party Agreement.

II) 付款条款：

II) Payment Terms:

1）三百万美元技术转让前期费均分四期按季度付款（基于达到预先设定的进度里程节点表）

1) $3,000,000 upfront technology fee in four equal quarterly instalments (based on achievement of pre-determined milestones)

a. 进度里程节点表采用清晰明确的完成标准。中国知识产权包和北美知识产权包以电子文件或打印形式交付。

a. Milestones with clearly defined completion criteria. Delivery of the China IPR Package and the NA IPR Package in electronic files or printouts.

b. 在风帆付给 Axion 三百万美元技术前期付款的当即，风帆将立即获得全面和清晰的 Axion 中国知识产权包的产权和所有权。Axion 公司将向中国国家知识产权局（国家知识产权局）缴齐必要的全部文件，并把中国五项专利的所有权转让给风帆。LCB/风帆同意向 Axion 提供专利转让过程的国内支持，并承担包括与国家知识产权局备案的费用的 50%。

b. Fengfan will receive clear and full ownership of the entire China IPR Packages immediately after the full payment of the upfront technology fee. Axion will complete the necessary documentation with China SIPO (State Intellectual Property Office) to transfer the ownership of the five granted Chinese patents to Fengfan upon full payment of the $3,000,000 up-front technology fee. LCB and Fengfan agree to provide China in-country assistance and cover 50% of the cost of the filing with SIPO.

2）在签署本三方意向书后，风帆和 LCB 将分别支付 Axion 首付款二十五万美元（总计五十万美元）。。风帆在获得包括母公司中船重工及国家税务，外汇管理局等各项审批后，将人民币换汇美元，於 2017 年 6 月 15 日前支付首付款。

2) $500,000 down payment ($250,000 by LCB and $250,000 by Fengfan severally) to Axion after the signing of the tri-party LOI – Fengfan shall obtain various approvals including that by its parent company CSIC and Chinese tax authority, China State Administration of Foreign Exchange in order to convert RMB into USD and to make the down payment by June 15, 2017.

a. 风帆注入新现金二十五万美元。LCB 将原已付 Axion 的二十五万美元预付款转成此不退还首付款

a. New cash of $250K from Fengfan to Axion. Conversion of the $250K LCB's deposit at Axion into LCB's non-refundable down payment to Axion.

b. 风帆或 LCB 在支付给 Axion 二十五万美元首付款后，将立即获得 Axion 北美知识产权包不可撤销的非独家许可权

b. Fengfan or LCB shall receive irrevocable and non-exclusive license of the NA IPR Package immediately upon completion of the $250,000 down payment to Axion

c. Axion，风帆和 LCB 应尽最大努力尽快进行谈判，尽快签署三方最终协议并完成交易。假如风帆和 LCB 单方面终止交易，Axion 公司可以终止北美知识产权包的不可撤销的非独家许可，并不退还五十万美元的首付款，在北美知识产权包方面对被许可方将来没有任何义务。

c. Axion, Fengfan and LCB shall all use their best efforts to negotiate and sign the tri-party definitive agreement and complete the transaction timely. Axion can terminate the irrevocable and non-exclusive license of the NA IPR Package and keep the $500,000 down payment without any future obligations (regarding NA IPRs) to the licensees if Fengfan and LCB were to terminate the transaction unilaterally.

d. 假如 Axion 单方面终止交易，风帆及 LCB 将保留北美知识产权包的不可撤销的非独家许可，对 Axion 将来没有任何义务。

d. Fengfan and LCB shall retain the irrevocable and non-exclusive license of the NA IPR Package without any further obligations to Axion if Axion were to terminate the transaction unilaterally,

e. 此五十万美元首付为三百万美元技术转让前期付款的一部分

e. The $500,000 down payment is part of the $3.0M upfront technology fee.

3) 在工程技术支持合同下，Axion 工程师为风帆/ LCB 提供两年的为完成技术转让及碳铅电池的产品和制造工艺开发的支持。在达到预定的目标节点情况下，每年一百万美元工程技术费均分四次按季度付出。

3) A two-year engineering support contract for Axion engineers to provide technical assistance to Fengfan/LCB to complete the technology transfer as well as product and manufacturing process development of the PbC battery at the rate of $1,000,000 per year engineering expense in four equal quarterly instalments to Axion with achievement of pre-determined milestones.

a. Axion 将与风帆/LCB 合作建立预定进度里程节点表。此表将依照本三方意向书并成为最终三方技术授权协议的附件。

a. Axion will work with Fengfan/LCB to come up with a list of pre-determined milestones as appendix of the formal tri-party technology license agreement based on this tri-party LOI.

4）以碳铅电池净销售额的 2.0%计算每年技术提成费。在风帆生产的碳铅电池达到预定的性能及成本标准或实现量产后一周年起，年技术提成费最低门槛为一百万美元。

4) Annual royalty at 2.0% net sale of PbC batteries. Minimum annual royalty threshold of $1,000,000 starts one year after the PbC batteries produced by Fengfan to meet pre-determined product performance and cost targets or to achievement first volume production of the PbC batteries.

a. 净销售额定义为销售总额减去风帆实际利润（只为此计算-不超过 30%），再减去有记录的碳铅电池退货成本。

a. Net Sale is defined as Actual Gross Sale less actual Fengfan's profit margin (only for this calculation - not to exceed 30%) and less documented PbC product returns at cost.

b. 提成费按年计算，但是基于估算每半年向 Axion 付款一次。年底最晚不超出 60 天由双方共选的公司进行核算，此次核算费用由 Axion 与风帆共同承担（50/50）。提成估算应在实际年终核算的 10%内。

b. Royalty payments are to be calculated on an Annual Basis, but paid to Axion semi-annually on an estimated basis with an annual true-up calculation conducted no longer than 60 days following a year-end and independently audited by an organization jointly commissioned and paid for (50/50) by Axion and Fengfan management. Estimated Royalty payments are to be within 10% of the Year-end True-up calculation/audit.

c. 量产起始点定为风帆每月生产节拍达到二万支碳铅电池。碳铅电池成本目标定义为风帆毛利率达 30%，225 美元/千瓦时的产品售价

c. The start of the volume production of PbC batteries is defined as when Fengfan achieves the run at rate of making 20,000 PbC batteries per month. The PbC battery cost target is defined as the PbC battery price at $225/KWh with 30% gross margin by Fengfan.

III) 关键假设：

III) Key Assumptions:

1）风帆/LCB 将负责提供中国碳电极及碳铅电池量产所需设备设施投资。

1) Fengfan/LCB will be responsible for all the necessary capex related to the volume production of the carbon electrodes and PbC batteries in China.

2) 风帆只能外卖碳电极给 Axion。如果风帆在北美卖成品碳铅电池，风帆可以在北美生产或代工生产。北美碳铅电池的销售可以使用风帆品牌，但技术提成费按上述方法计算支付。

2) Fengfan will only sell to Axion in the case of PbC carbon electrode external sales, and if Fengfan sells completed PbC batteries in North America, it may produce or contract for production in North America. Any PbC battery sales in North America may be under the Fengfan brand but are in any case subject to the royalty obligation to Axion set forth herein.

3) Axion，风帆及 LCB 同意对现存碳铅电池未来技术改进知识产权的处理方法准则。Axion 将所有今后其发明并拥有的碳铅电池知识产权授予风帆 / LCB 中国不可撤销的独家许可，北美不可撤销的非独家许可。此许可不另行收费，但要按上述方法交付碳铅电池净销售额 2.0%的年技术提成费。风帆/LCB 将以合理的非歧视的条款，通过另一授权协议，将所有今后其发明并拥有的碳铅电池知识产权授予 Axion 在北美区域不可撤销的非独家许可。

3) Axion, Fengfan and LCB will agree on the guidelines to handle future improvements (IPRs) of the existing PbC technology. Axion will grant Fengfan/LCB an irrevocable and exclusive license for China and an irrevocable and non-exclusive license for North America of all future PbC IPRs generated and owned by Axion at no additional consideration other than the annual royalty at 2.0% of net sales of PbC batteries. Fengfan/LCB will grant Axion an irrevocable and non-exclusive license for North America of all the future PbC IPRs generated and owned by Fengfan/LCB under reasonable and non-discriminatory commercial terms via a separate license agreement.

4) 此签字版三方意向书将取代由 Axion 及 LCB 于２０１５年６月 12 日签署的有约束性意向书

4) The signed tri-party LOI will supersede the Binding LOI signed between Axion and LCB on June 12 of 2015.

VI) 法律，管辖权，其它杂项

VI) Law and Jurisdiction; Miscellaneous:

1）本意向书由美国特拉华州的法律管辖并解释

1) This LOI is governed by and construed in accordance with Delaware law.

2）三方同意为解决本意向书下的所有的纠纷，在香港做有约束力的仲裁。

2) The parties agree to binding arbitration in Hong Kong for dispute resolution for all disputes under this LOI.

3）本意向书并非出售证券的要约。

3) This LOI is not an offer to sell securities.

4）直到三方完成谈判及签字最终协议，除 I）授权范围和 II）2）关于五十万美元首付款的条款以外，此意向书对签字三方没有法律约束力。三方签署的最终协议必须包括本意向书内的条款规定以及其三方认为必要或适当的其它条款规定。

4) Except for item I) License Scope and item II) 2) regarding the $500,000 down payment, this LOI is not legally binding upon the Parties unless and until a definitive Tri-Party Agreement is negotiated and executed by the Parties which shall include the provisions set forth in this LOI as well as other provisions as the Parties then deem necessary or appropriate.

5） 所有金额以美元计

5) All dollar amounts are in U.S. dollars.

兹证明，本意向书作为第一上述规定的日期执行。
IN WITNESS WHEREOF, this Letter of Intent is executed as of the date first set forth above.

AXION POWER INTERNATIONAL, INC.

By: ______________________________
Name: Richard Bogan 理查德 伯根
Title: Chairman and CEO 董事长兼首席执行官

LCB INTERNATIONAL IINC. 乾碳国际公司

By: ______________________________
Name: W.J. Gesang 格桑旺杰
Title: Principal 董事总经理

FENGFAN CO, LTD. 风帆有限责任公司

By: ______________________________
姓名: ZHEN Zhijun 甄志军
职务: Vice President 副总经理